_______________________________________________

Press Release

For immediate release

__________________________________

Invesco Reports Results for Three Months Ended

September 30, 2008

Investor Relations Contact:    Aaron Uhde       404-479-2956

Media Relations Contact:       Doug Kidd        404-479-2922

Atlanta, October 29, 2008 – Invesco Ltd. (NYSE: IVZ) reported net income of $131.8 million for the quarter ended September 30, 2008, as compared to $162.8 million in the quarter ended June 30, 2008 and $167.0 million for the quarter ended September 30, 2007. Diluted earnings per share were $0.33 for the third quarter (second quarter 2008: $0.41; third quarter 2007: $0.41). Operating income was $195.2 million for the third quarter (second quarter 2008: $240.0 million; third quarter 2007: $256.5 million).

“Invesco’s singular focus on investment management and a disciplined approach to market challenges produced solid financial results in an extremely difficult environment,” said Invesco President and CEO Martin L. Flanagan. “While falling markets will adversely impact company revenues, Invesco’s global reach, broadly diversified investment management capabilities and capital strength put us in a strong position to serve clients well and continue to improve our competitive position within the investment management industry.”

	Q308	Q208	Q307
Operating revenues	$827.2m	$935.6m	$976.6m
Net revenues(1)	$618.0m	$705.3m	$722.4m
Net operating margin(2)	32.7%	35.2%	37.5%
Net income	$131.8m	$162.8m	$167.0m
Diluted EPS	$0.33	$0.41	$0.41
Average assets under management (in billions)	$448.3	$482.6	$494.7
(1)

Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating income to net operating income.

Invesco Ltd.

Two Peachtree Pointe
1555 Peachtree Street, N.E.
Atlanta, GA 30309

Telephone +1 404 479 1095

Assets Under Management

Assets under management (AUM) at September 30, 2008 were $409.6 billion (June 30, 2008: $461.3 billion). The decline in AUM during the third quarter of 2008 was due to reduced market values, net outflows and the impact of less favorable foreign exchange rates. Average AUM during the third quarter of 2008 were $448.3 billion, compared to $482.6 billion for the second quarter of 2008.

Market declines led to a $29.6 billion reduction in AUM during the third quarter compared to a reduction of $6.0 billion in the second quarter.  Long-term net outflows during the third quarter were $3.0 billion compared to $6.2 billion in the second quarter.  Total money market net outflows were $8.0 billion in the third quarter compared to net inflows of $4.7 billion in the second quarter.  Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

Operating revenues decreased 11.6% to $827.2 million in the third quarter of 2008 (from $935.6 million in the second quarter of 2008) and decreased 15.3% from $976.6 million in the third quarter of 2007. Operating revenues included performance fees of $18.1 million for the third quarter of 2008 (second quarter 2008:  $22.2 million; third quarter 2007:  $4.0 million). Net revenues were $618.0 million for the third quarter of 2008 (second quarter 2008: $705.3 million; third quarter 2007: $722.4 million). See the Schedule of Non-GAAP Information on page 7 for a reconciliation of operating revenues to net revenues.

Employee compensation costs decreased 6.6% to $264.1 million for the third quarter of 2008 from $282.9 million for the second quarter of 2008, primarily due to lower variable compensation expense. Employee compensation costs decreased 5.0% from $278.1 million for the third quarter of 2007, also driven by a decrease in variable compensation expense.

Third-party distribution, service and advisory costs decreased 9.8% to $220.9 million for the third quarter of 2008 from $244.9 million for the second quarter of 2008, consistent with the decline in investment management and service and distribution fees.

Marketing expenses decreased by 8.9% to $34.8 million for the third quarter of 2008 from $38.2 million for the second quarter of 2008 due to lower marketing support payments and promotional expenditures.

Property, office and technology costs decreased 9.3% to $50.5 million for the third quarter of 2008 from $55.7 million for the second quarter of 2008 primarily due to a downward adjustment in rent costs for sublet office property totaling $3.3 million.

General and administrative costs decreased 16.5% to $61.7 million for the third quarter of 2008 from $73.9 million for the second quarter of 2008. The decrease included a reduction in legal expenses of $5.0 million.

The $10.4 million net loss in other gains and losses during the third quarter of 2008 (second quarter of 2008: a net loss of $1.1 million) included the recognition of an unrealized loss of $9.4 million in investments in collateralized loan obligation (CLO) structures managed by Invesco.

The effective tax rate, after minority interests, decreased to 27.2% for the third quarter of 2008 from 32.2% for the second quarter of 2008 (third quarter 2007: 35.7%) due to the release of $9.9m of our income tax reserve, which was recorded in accordance with FIN 48.

Capital Management

During the third quarter of 2008, the company repaid $15.0 million of its floating rate credit facility (second quarter of 2008: net repayments of $200.0 million).  The company had cash and cash equivalents of $740.6 million at September 30, 2008 (June 30, 2008 $644.8 million). During the third quarter, purchases related to the share repurchase program totaled $100.0 million, representing 4.0 million shares.

Beginning in 2008, Invesco declares and pays dividends on a quarterly basis.  On October 27, 2008, the company declared a third quarter cash dividend of $0.10 per share to holders of our common stock. The dividend is payable on December 17, 2008, to shareholders of record at the close of business on November 26, 2008.  The first, second and third quarter dividends, on an annualized basis, would represent a 4.2% increase over the 2007 total dividend of $0.384 per share.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.  Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Wednesday, October 29, 2008, at 9:00 a.m. ET, by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers or 1-517-268-4676 for international callers. An audio replay of the conference call will be available until Wednesday, November 5, 2008, at 4:00 p.m. ET by calling 1-800-879-7628 for U.S. and Canadian callers or 1-203-369-3577 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission.

You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q308	Q208	% Change	Q307	% Change
Operating revenues
Investment management fees	$664.9	$736.8	(9.8)%	$791.7	(16.0)%
Performance fees	18.1	22.2	(18.5)%	4.0	352.5%
Service and distribution fees	129.4	143.3	(9.7)%	150.7	(14.1)%
Other	14.8	33.3	(55.6)%	30.2	(51.0)%
Total operating revenues	827.2	935.6	(11.6)%	976.6	(15.3)%

Operating expenses
Employee compensation	264.1	282.9	(6.6)%	278.1	(5.0)%
Third-party distribution, service and advisory	220.9	244.9	(9.8)%	270.8	(18.4)%
Marketing	34.8	38.2	(8.9)%	40.9	(14.9)%
Property, office and technology	50.5	55.7	(9.3)%	66.6	(24.2)%
General and administrative	61.7	73.9	(16.5)%	63.7	(3.1)%
Total operating expenses	632.0	695.6	(9.1)%	720.1	(12.2)%

Operating income	195.2	240.0	(18.7)%	256.5	(23.9)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	8.0	9.6	(16.7)%	14.9	(46.3)%
Interest income	8.0	10.5	(23.8)%	14.1	(43.3)%
Gains and losses of consolidated investment products, net	2.8	40.3	(93.1)%	58.7	(95.2)%
Interest expense	(18.3)	(19.3)	(5.2)%	(16.4)	11.6%
Other gains and losses, net	(10.4)	(1.1)	845.5%	(3.7)	181.1%
Income before income taxes and minority interest	185.3	280.0	(33.8)%	324.1	(42.8)%
Income tax provision	(49.2)	(77.2)	(36.3)%	(92.7)	(46.9)%
Income before minority interest	136.1	202.8	(32.9)%	231.4	(41.2)%
Minority interest (income)/losses of consolidated entities, net of tax	(4.3)	(40.0)	(89.3)%	(64.4)	(93.3)%
Net income	$131.8	$162.8	(19.0)%	$167.0	(21.1)%

Earnings per share:
---basic	$0.34	$0.42	(18.8)%	$0.42	(18.2)%
---diluted	$0.33	$0.41	(18.8)%	$0.41	(18.6)%

Average shares outstanding:
---basic	386.0	387.6	(0.4)%	400.0	(3.5)%
---diluted	397.9	399.0	(0.3)%	410.5	(3.1)%

Ending Headcount	5,354	5,331	0.4%	5,390	(0.7)%
Ending AUM (in billions)	$409.6	$461.3	(11.2)%	$507.2	(19.2)%

Invesco Ltd.

Consolidated Income Statements

(Unaudited, in millions, other than per share amounts and headcount)

	Nine Months Ended September 30,
	2008	2007	% Change
Operating revenues
Investment management fees	$2,139.3	$2,263.7	(5.5)%
Performance fees	51.3	57.2	(10.3)%
Service and distribution fees	411.1	442.3	(7.1)%
Other	71.5	92.6	(22.8)%
Total operating revenues	2,673.2	2,855.8	(6.4)%

Operating expenses
Employee compensation	819.8	851.3	(3.7)%
Third-party distribution, service and advisory	712.9	766.2	(7.0)%
Marketing	116.9	113.7	2.8%
Property, office and technology	156.3	182.2	(14.2)%
General and administrative	204.0	191.8	6.4%
Total operating expenses	2,009.9	2,105.2	(4.5)%

Operating income	663.3	750.6	(11.6)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	35.5	27.1	31.0%
Interest income	30.0	36.7	(18.3)%
Gains and losses of consolidated investment products, net	(1.2)	158.5	N/A
Interest expense	(59.1)	(53.6)	10.3%
Other gains and losses, net	(18.0)	3.6	N/A
Income before income taxes and minority interest	650.5	922.9	(29.5)%
Income tax provision	(200.2)	(266.0)	(24.7)%
Income before minority interest	450.3	656.9	(31.5)%
Minority interest (income)/losses of consolidated entities, net of tax	(0.5)	(159.2)	(99.7)%
Net income	$449.8	$497.7	(9.6)%

Earnings per share:
---basic	$1.16	$1.25	(6.7)%
---diluted	$1.13	$1.21	(7.0)%

Average shares outstanding:
---basic	387.1	400.0	(3.2)%
---diluted	398.6	410.2	(2.8)%

Ending Headcount	5,354	5,390	(0.7)%
Ending AUM (in billions)	$409.6	$507.2	(19.2)%

Invesco Ltd.

Schedule of Non-GAAP Information

(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin(1).

	For the three months ended
	Sept 30, 2008	June 30, 2008	Sept 30, 2007
Operating revenues, GAAP basis	$827.2	$935.6	$976.6
Third-party distribution, service and advisory expenses	(220.9)	(244.9)	(270.8)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	11.7	14.6	16.6
Net revenues(1)	$618.0	$705.3	$722.4

Operating income, GAAP basis	$195.2	$240.0	$256.5
Proportional share of operating income from joint venture investments	7.0	8.5	14.1
Net operating income(1)	$202.2	$248.5	$270.6

Operating margin*	23.6%	25.6%	26.3%
Net operating margin**(1)	32.7%	35.2%	37.5%

	For the nine months ended
	Sept 30, 2008	Sept 30, 2007
Operating revenues, GAAP basis	$2,673.2	$2,855.8
Third-party distribution, service and advisory expenses	(712.9)	(766.2)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	47.3	32.1
Net revenues(1)	$2,007.6	$2,121.7

Operating income, GAAP basis	$663.3	$750.6
Proportional share of operating income from joint venture investments	32.6	25.7
Net operating income(1)	$695.9	$776.3

Operating margin*	24.8%	26.3%
Net operating margin**(1)	34.7%	36.6%

*	Operating margin is equal to operating income divided by operating revenues.
**	Net operating margin is equal to net operating income divided by net revenues.

(1)

Net revenues, net operating income and net operating margin are non-GAAP financial measures. Management believes that these measures are additional meaningful measures to evaluate our operating performance. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues.  Management also believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provide useful information to investors, as management considers it appropriate to evaluate the contribution of its joint venture investment to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.

Quarterly Assets Under Management

(in billions)	Q308	Q208	% Change	Q307
Beginning Assets	$461.3	$470.3	(1.9)%	$491.6
Long-term inflows	16.8	19.4	(13.4)%	31.1
Long-term outflows	(19.8)	(25.6)	(22.7)%	(30.9)
Long-term net flows	(3.0)	(6.2)	(51.6)%	0.2
Net flows in money market funds	(8.1)	4.7	N/A	5.7
Market gains and losses /reinvestment	(29.6)	(6.0)	N/A	4.1
Foreign currency	(11.0)	(1.5)	N/A	5.6
Ending Assets	$409.6	$461.3	(11.2)%	$507.2

Average long-term AUM	$364.4	$398.6	(8.6)%	$428.4
Average institutional money market AUM	83.9	84.0	(0.1)%	66.3
Average AUM	$448.3	$482.6	(7.1)%	$494.7
Net revenue yield on AUM (annualized)(a)	55.1bps	58.5bps		58.4bps
Net revenue yield on AUM before performance fees (annualized)(a)	53.5bps	56.6bps		58.1bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2008 (c)	$461.3	$220.6	$224.2	$16.5
Long-term inflows	16.8	12.0	3.7	1.1
Long-term outflows	(19.8)	(14.2)	(4.6)	(1.0)
Long-term net flows	(3.0)	(2.2)	(0.9)	0.1
Net flows in money market funds	(8.1)	0.1	(8.2)	--
Market gains and losses /reinvestment	(29.6)	(23.2)	(5.2)	(1.2)
Foreign currency	(11.0)	(7.3)	(3.7)	--
September 30, 2008	$409.6	$188.0	$206.2	$15.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Stable Value	Alter-natives(b)
June 30, 2008 (c)	$461.3	$207.1	$42.1	$35.1	$89.8	$29.1	$58.1
Long-term inflows	16.8	9.2	2.1	2.0	0.8	1.0	1.7
Long-term outflows	(19.8)	(12.4)	(2.0)	(2.2)	(0.7)	(0.4)	(2.1)
Long-term net flows	(3.0)	(3.2)	0.1	(0.2)	0.1	0.6	(0.4)
Net flows in money market funds	(8.1)	--	--	--	(8.1)	--	--
Market gains and losses/reinvestment	(29.6)	(23.9)	(0.7)	(2.5)	--	(2.1)	(0.4)
Foreign currency	(11.0)	(7.2)	(1.1)	(1.7)	(0.1)	--	(0.9)
September 30, 2008	$409.6	$172.8	$40.4	$30.7	$81.7	$27.6	$56.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
June 30, 2008 (c)	$461.3	$280.2	$38.9	$80.2	$31.0	$31.0
Long-term inflows	16.8	8.8	0.5	4.4	1.9	1.2
Long-term outflows	(19.8)	(10.5)	(2.1)	(2.6)	(2.8)	(1.8)
Long-term net flows	(3.0)	(1.7)	(1.6)	1.8	(0.9)	(0.6)
Net flows in money market funds	(8.1)	(7.3)	--	(0.4)	--	(0.4)
Market gains and losses /reinvestment	(29.6)	(15.1)	(2.4)	(5.1)	(3.6)	(3.4)
Foreign currency	(11.0)	--	(1.8)	(7.0)	(1.6)	(0.6)
September 30, 2008	$409.6	$256.1	$33.1	$69.5	$24.9	$26.0

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.
(b)	The alternatives asset class includes real estate, private equity and absolute return strategies.
(c)	Certain beginning balances were adjusted to reflect asset reclassifications.

Invesco Ltd.

Year-to-Date Assets Under Management

(in billions)	Sept 30, 2008	Sept 30, 2007	% Change
Beginning Assets	$500.1	$462.6	8.1%
Long-term inflows	57.2	89.0	(35.7)%
Long-term outflows	(74.7)	(87.4)	(14.5)%
Long-term net flows	(17.5)	1.6	N/A
Net flows in money market funds	6.0	6.6	(9.1)%
Market gains/reinvestment	(69.1)	25.0	N/A
Foreign currency	(9.9)	11.4	N/A
Ending Assets	$409.6	$507.2	(19.2)%

Average long-term AUM	$387.5	$419.6	(7.7)%
Average institutional money market AUM	81.1	63.5	27.7%
Average AUM	$468.6	$483.1	(3.0)%
Net revenue yield on AUM (annualized)(a)	57.1bps	58.6bps
Net revenue yield on AUM before performance fees (annualized)(a)	55.7bps	57.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2007(c)	$500.1	$259.5	$223.1	$17.5
Long-term inflows	57.2	40.2	13.4	3.6
Long-term outflows	(74.7)	(50.2)	(21.0)	(3.5)
Long-term net flows	(17.5)	(10.0)	(7.6)	0.1
Net flows in money market funds	6.0	0.2	5.8	-
Market gains/reinvestment	(69.1)	(53.8)	(13.1)	(2.2)
Foreign currency	(9.9)	(7.9)	(2.0)	-
September 30, 2008	$409.6	$188.0	$206.2	$15.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Stable Value	Alter-natives(b)
December 31, 2007(c)	$500.1	$249.6	$42.6	$38.4	$75.1	$32.4	$62.0
Long-term inflows	57.2	31.4	7.2	6.8	2.8	3.2	5.8
Long-term outflows	(74.7)	(43.1)	(8.7)	(7.5)	(2.6)	(5.6)	(7.2)
Long-term net flows	(17.5)	(11.7)	(1.5)	(0.7)	0.2	(2.4)	(1.4)
Net flows in money market funds	6.0	--	--	--	6.0	--	--
Market gains/reinvestment	(69.1)	(58.0)	0.1	(5.6)	0.5	(2.4)	(3.7)
Foreign currency	(9.9)	(7.1)	(0.8)	(1.4)	(0.1)	--	(0.5)
September 30, 2008	$409.6	$172.8	$40.4	$30.7	$81.7	$27.6	$56.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2007(c)	$500.1	$290.5	$46.6	$90.0	$36.1	$36.9
Long-term inflows	57.2	27.8	2.1	14.3	7.7	5.3
Long-term outflows	(74.7)	(35.6)	(8.0)	(7.8)	(13.8)	(9.5)
Long-term net flows	(17.5)	(7.8)	(5.9)	6.5	(6.1)	(4.2)
Net flows in money market funds	6.0	2.4	0.1	(0.1)	0.8	2.8
Market gains/reinvestment	(69.1)	(29.0)	(4.9)	(19.7)	(5.8)	(9.7)
Foreign currency	(9.9)	--	(2.8)	(7.2)	(0.1)	0.2
September 30, 2008	$409.6	$256.1	$33.1	$69.5	$24.9	$26.0

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.
(b)	The alternatives asset class includes real estate, private equity and absolute return strategies.
(c)	Certain beginning balances were adjusted to reflect asset reclassifications.

Invesco Ltd.

Investment Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	92%	92%	93%	86%	84%	83%
	U.S. Growth	30%	58%	96%	42%	42%	63%
	U.S. Value	7%	4%	2%	0%	0%	0%
	Sector	63%	75%	77%	56%	52%	80%
	UK	92%	93%	96%	91%	94%	95%
	Canadian	65%	2%	24%	35%	2%	31%
	Asian	54%	87%	71%	59%	82%	90%
	European	56%	91%	76%	55%	86%	74%
	Global	63%	72%	84%	67%	40%	40%
	Global Ex U.S. and Emerging Markets	91%	96%	93%	66%	69%	71%
Balanced
	Balanced	33%	48%	50%	22%	35%	48%
Fixed Income
	Money Market	33%	31%	31%	94%	95%	95%
	U.S. Fixed Income	12%	13%	50%	82%	74%	70%
	Global Fixed Income	50%	69%	88%	70%	56%	88%

*

 Peer group rankings represent the most recently available. For most products the rankings are as of 9/30/08. Exceptions include institutional products (6/30/08) and Australian retail (8/31/08). Includes assets with a minimum 1-year composite track record and populated benchmark return (for % assets beating benchmark) or peer groups (for % assets in top half of peer group). AUM measured in the one-year quartile rankings represents 66% of total Invesco AUM and AUM measured versus benchmark on a one-year basis represents 77% of total Invesco AUM as of 9/30/08. Excludes Invesco PowerShares, stable value, Wilbur Ross, Invesco Private Capital, direct real estate products and CLOs/bank loans. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.